Exhibit 99.1

NEWS RELEASE

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

July 23, 2009

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

SECOND QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter ended June 30, 2009:

•

Net income was $0.23 per diluted share compared to $0.41 per diluted share in the same period one year ago. Included in the second quarter 2009 and second quarter 2008 net income are respective charges of $0.04 and $0.03 per diluted share from the adoption of an accounting pronouncement impacting the accounting of our 3.875% convertible notes(1). Also included in the second quarter 2009 and second quarter 2008 net income are respective gains of $0.12 and $0.32 per diluted share related to the sale of real estate. Additionally, second quarter 2009 net income includes a gain of $0.02 per diluted share related to the repurchase of convertible debt.

•

Funds From Operations (FFO)(2) was $0.53 per diluted share compared to $0.54 per diluted share in the same period one year ago. Included in the second quarter 2009 FFO is a gain of $0.02 per diluted share related to the repurchase of convertible debt.

•	Guidance for 2009 FFO per diluted share remains unchanged.

Capital Structure

In the second quarter, WRIT issued 5,250,000 common shares at an offering price of $21.40 for proceeds of $112.4 million. WRIT repurchased a total of $40.8 million of its 3.875% convertible notes at an average discounted price of 91% of par for approximately $37 million. In conjunction with these repurchases, WRIT reported a gain of approximately $1.2 million in the second quarter of 2009. During the quarter, WRIT reduced the outstanding balance on its lines of credit by $33 million. Currently the outstanding line balance is $15 million. Also this quarter, WRIT entered into an agreement to modify its $100 million unsecured term loan with Wells Fargo Bank, N.A. to extend the maturity date from February 19, 2010 to November 1, 2011. In May, WRIT completed the sale of Avondale Apartments in Laurel, Maryland for $19.75 million, achieving a net book gain of $6.7 million on the 237 unit Class B property.

On June 30, 2009, WRIT paid a quarterly dividend of $0.4325 per share for its 190th consecutive quarterly dividend at equal or increasing rates.

As of June 30, 2009 WRIT had a total capitalization of $2.6 billion.

WRIT ended the quarter with cash and cash equivalents of $58.4 million. Subsequent to quarter end on July 1, 2009, WRIT used a portion of this cash to prepay a $50 million mortgage that was to mature in October 2009, thus unencumbering five multifamily assets in Virginia: Munson Hill Towers, Country Club Towers, Roosevelt Towers, Park Adams Apartments and The Ashby at McLean. Subsequent to quarter end on July 23, 2009, WRIT completed the sale of the Tech 100 Industrial Park, a three building, 166,000 square foot industrial property in Elkridge, Maryland for $10.54 million and a net book gain of $4.2 million.

Washington Real Estate Investment Trust

Operating Results

Overall portfolio economic occupancy for the second quarter was 92.9%, compared to 92.3% in the same period one year ago and 92.3% in the first quarter of 2009. Overall portfolio Net Operating Income (NOI)(3) was $51.0 million compared to $46.4 million in the same period one year ago and $50.5 million in the first quarter of 2009.

Core(4) portfolio economic occupancy for the second quarter was 93.1%, a decrease of 140 basis points (bps) from the same period one year ago and an increase of 10 bps sequentially from the first quarter of 2009. Core portfolio NOI for the second quarter decreased 2.5% and rental rate growth was 2.1% compared to the same period one year ago.

•

Multifamily properties’ core NOI for the second quarter increased 4.6% compared to the same period one year ago, aided by a 2.1% expense reduction. Rental rate growth was 1.1% while core economic occupancy decreased 110 bps to 92.2%. Sequentially, core economic occupancy increased 90 bps from the first quarter of 2009.

•

Office properties’ core NOI for the second quarter decreased 4.3% compared to the same period one year ago. Rental rate growth was 2.7% while core economic occupancy decreased 150 bps to 92.6%. Sequentially, core economic occupancy increased 40 bps from the first quarter of 2009.

•

Medical office properties’ core NOI for the second quarter decreased 0.8% compared to the same period one year ago. Rental rate growth was 2.8% while core economic occupancy decreased 120 bps to 96.4%. Sequentially, core economic occupancy decreased 60 bps from the first quarter of 2009.

•

Retail properties’ core NOI for the second quarter decreased 3.3% compared to the same period one year ago. Rental rate growth was 0.5% while core economic occupancy decreased 10 bps to 95.0%. Sequentially, core economic occupancy decreased 20 bps from the first quarter of 2009.

•

Industrial properties’ core NOI for the second quarter decreased 3.3% compared to the same period one year ago. Rental rate growth was 1.9% while core economic occupancy decreased 300 bps to 90.2%. Sequentially, core economic occupancy decreased 40 bps from the first quarter of 2009.

Leasing Activity

During the second quarter, WRIT signed commercial leases for 558,861 square feet with an average rental rate increase of 13.8% over expiring lease rates, an average lease term of 4.4 years, tenant improvement costs of $8.53 per square foot and leasing costs of $6.46 per square foot.

•	Rental rates for new and renewed medical office leases increased 7.8% to $34.02 per square foot, with $8.54 per square foot in tenant improvement costs and $5.67 per square foot in leasing costs.

•	Rental rates for new and renewed office leases increased 17.6% to $41.03 per square foot, with $13.12 per square foot in tenant improvement costs and $8.08 per square foot in leasing costs.

•	Rental rates for new and renewed retail leases increased 4.9% to $32.90 per square foot, with $0.23 per square foot in tenant improvement costs and $4.64 per square foot in leasing costs.

•	Rental rates for new and renewed industrial/flex leases decreased 3.1% to $8.01 per square foot, with $1.46 per square foot in tenant improvement costs and $4.08 per square foot in leasing costs.

Residential rental rates increased 1.1% in the second quarter compared to the same period one year ago.

In April 2009, WRIT extended its lease with The International Bank for Reconstruction and Development (IBRD), one of the two development institutions that make up the World Bank, at 1776 G Street in Washington, D.C. The extension is for approximately 150,000 square feet and commences January 1, 2011 for a 5-year term. The IBRD also occupies an additional 61,000 square feet in the building which expires February 28, 2014.

Other News and Events

Since September 2008, 12 of WRIT’s 28 office properties have earned the U.S. Environmental Protection Agency’s prestigious Energy Star, the national symbol for superior energy efficiency and environmental protection. This signifies that the buildings’ energy performance rates in the top 25 percent of facilities nationwide. The properties awarded the Energy Star in the second quarter of 2009 were 515 King Street, 1700 Research Boulevard, Jefferson Plaza, The Ridges, Wayne Plaza and Parklawn Plaza. Subsequent to quarter end, 40 West Gude, 1220 19th Street and 1776 G Street earned the Energy Star. 1901 Pennsylvania Avenue, Monument II and 6110 Executive Boulevard earned the designation in September 2008, February 2009 and March 2009, respectively.

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Friday, July 24, 2009 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054
Leader:	William T. Camp

The instant replay of the Conference Call will be available until August 7, 2009 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	325435

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 91 properties consisting of 28 office properties, 21 industrial/flex properties, 17 medical office properties, 14 retail centers, 11 multi-family properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, the timing and pricing of lease transactions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2008 Form 10-K, our first quarter 2009 10-Q and our Form 8-K filed July 10, 2009. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Financial Accounting Standards Board Staff Position APB14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP 14-1”), requires the bifurcation of a component of our 3.875% convertible notes, classification of that component in shareholders’ equity, and accretion of the resulting discount on the convertible notes to interest expense. As a result of the adoption of FSP 14-1, equity increased by $21.0 million as of June 30, 2009 and December 31, 2008. The principal balance of our 3.875% convertible notes was reduced by $6.3 million and $12.0 million as of June 30, 2009 and December 31, 2008, respectively, and the unamortized balance of the related loan origination costs was reduced by $2.1 million and $2.7 million, respectively. The decline in principal reflects the unamortized discount balance related to the adoption of FSP 14-1. Interest expense increased $0.9 million in the second quarter of 2009 and $1.3 million in the second quarter of 2008 as a result of the adoption. The gain on extinguishment of debt decreased by $1.5 million for the second quarter of 2009 as a result of the adoption.

(2)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a

Washington Real Estate Investment Trust

measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
(3)

Net Operating income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses.

(4)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. A core property is one that was owned for the entirety of the periods being evaluated. A non-core property is one that was acquired or placed into service during either of the periods being evaluated.

(5)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Economic Occupancy Levels by Core Properties (i) and All Properties

	Core Properties		All Properties
Sector	2nd QTR 2009	2nd QTR 2008	2nd QTR 2009		2nd QTR 2008
Residential	92.2%	93.3%	90.6	%(ii)	81.0%
Office	92.6%	94.1%	93.0%		94.1%
Medical Office	96.4%	97.6%	95.9%		97.2%
Retail	95.0%	95.1%	95.0%		95.1%
Industrial	90.2%	93.2%	90.2%		92.8%

Overall Portfolio	93.1%	94.5%	92.9%		92.3%

( i)	Core properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q2 2009 and Q2 2008, core properties exclude:

Residential Acquisition: Kenmore Apartments

Office Acquisition: 2445 M Street

Medical Office Acquisition: Sterling Medical Office Building

Retail Acquisitions: none

Industrial Acquisition: none

Also excluded from Core Properties in Q2 2009 and Q2 2008 are Sold Properties: Sullyfield Center, The Earhart Building, and Avondale Apartments;

Held for Sale Properties: Charleston Business Center

In Development Properties: Bennett Park, Clayborne Apartments, and Dulles Station.

(ii)

Residential occupancy for all properties reflects the completion of Bennett Park and Clayborne Apartments. At 6/30/09, 211 of 224 units were occupied at Bennett Park and 69 of 74 units were occupied at Clayborne Apartments.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2009	2008	2009	2008
Revenue
Real estate rental revenue	$76,729	$68,739	$154,589	$138,085

Expenses
Real estate expenses	25,686	22,310	53,090	44,988
Depreciation and amortization	23,823	20,995	47,098	41,328
General and administrative	3,476	3,058	6,658	6,081

	52,985	46,363	106,846	92,397

Real estate operating income	23,744	22,376	47,743	45,688
Other income/(expense):
Interest expense(1)	(19,316)	(18,840)	(38,997)	(37,740)
Investment income	339	220	659	458
Gain (loss) on extinguishment of debt(1)	1,219	—	7,064	(8,449)

	(17,758)	(18,620)	(31,274)	(45,731)

Income from continuing operations	5,986	3,756	16,469	(43)

Discontinued operations:
Income from operations of properties held for sale	281	972	698	2,104
Gain on disposal	6,674	15,275	6,674	15,275

Net income	12,941	20,003	23,841	17,336

Less: Net income attributable to noncontrolling interests	(52)	(53)	(101)	(110)

Net income attributable to the controlling interests	$12,889	$19,950	$23,740	$17,226

Income from continuing operations attributable to the controlling interests	$5,934	$3,703	$16,368	$(153)
Continuing operations real estate depreciation and amortization	23,823	20,995	47,098	41,328

Funds from continuing operations	$29,757	$24,698	$63,466	$41,175

Income from discontinued operations before gain on sale	281	972	698	2,104
Discontinued operations real estate depreciation and amortization	7	203	34	395

Funds from discontinued operations	288	1,175	732	2,499

Funds from operations(2)	$30,045	$25,873	$64,198	$43,674

Gain on extinguishment of debt	(1,219)	—	(7,064)	—
Tenant improvements	(4,727)	(5,029)	(5,793)	(7,139)
External and internal leasing commissions capitalized	(2,186)	(1,429)	(3,244)	(3,452)
Recurring capital improvements	(1,984)	(3,052)	(3,158)	(5,168)
Straight-line rents, net	(515)	(712)	(1,179)	(1,456)
Non-cash fair value interest expense	900	1,061	2,028	2,108
Non real estate depreciation & amortization of debt costs	1,177	1,253	2,396	2,516
Amortization of lease intangibles, net	(635)	(537)	(1,232)	(1,044)
Amortization and expensing of restricted share and unit compensation	927	716	1,504	1,416

Funds available for distribution(5)	$21,783	$18,144	$48,456	$31,455

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data attributable to the controlling interests:		2009	2008	2009	2008
Income from continuing operations	(Basic)	$0.11	$0.08	$0.30	$0.00
	(Diluted)	$0.11	$0.08	$0.30	$0.00
Net income	(Basic)	$0.23	$0.42	$0.43	$0.36
	(Diluted)	$0.23	$0.41	$0.43	$0.36
Funds from continuing operations	(Basic)	$0.53	$0.52	$1.16	$0.87
	(Diluted)	$0.53	$0.51	$1.16	$0.87
Funds from operations	(Basic)	$0.53	$0.54	$1.18	$0.92
	(Diluted)	$0.53	$0.54	$1.18	$0.92

Dividends paid		$0.4325	$0.4325	$0.8650	$0.8550

Weighted average shares outstanding		56,276	47,933	54,604	47,278
Fully diluted weighted average shares outstanding		56,277	48,033	54,605	47,278

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2009	December 31, 2008(1)
Assets
Land	$414,527	$414,531
Income producing property	1,878,406	1,866,221

	2,292,933	2,280,752
Accumulated depreciation and amortization	(440,237)	(400,487)

Net income producing property	1,852,696	1,880,265
Development in progress	24,140	23,732

Total real estate held for investment, net	1,876,836	1,903,997
Investment in real estate sold or held for sale	3,838	16,408
Cash and cash equivalents	58,446	11,874
Restricted cash	21,038	18,823
Rents and other receivables, net of allowance for doubtful accounts of $5,622 and $6,278	49,219	45,244
Prepaid expenses and other assets(1)	100,794	112,599
Other assets related to property sold or held for sale	200	462

Total assets	$2,110,371	$2,109,407

Liabilities
Notes payable(1)	$807,128	$890,679
Mortgage notes payable	457,238	421,286
Lines of credit	15,000	67,000
Accounts payable and other liabilities	70,772	70,569
Advance rents	9,462	9,001
Tenant security deposits	10,150	10,237
Other liabilities related to property sold or held for sale	67	210

Total liabilities	$1,369,817	$1,468,982

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 58,250 and 52,434 shares issued and outstanding, respectively	584	526
Additional paid-in capital(1)	901,603	777,375
Distributions in excess of net income	(163,626)	(138,936)
Accumulated other comprehensive income	(1,808)	(2,335)

Total shareholders’ equity	736,753	636,630

Noncontrolling interests in subsidiaries	3,801	3,795

Total equity	740,554	640,425

Total liabilities and equity	$2,110,371	$2,109,407

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

(1)	As adjusted (see Current Report on Form 8-K filed on July 10, 2009)

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Three months ended June 30, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$5,009	$18,241	$7,329	$7,668	$7,256	$45,503

Add: Net operating income from non-core properties(4)	1,900	3,584	56	—	—	5,540

Total net operating income(3)	$6,909	$21,825	$7,385	$7,668	$7,256	$51,043
Add/(deduct):
Other income						339
Interest expense						(19,316)
Gain (loss) on extinguishment of debt						1,219
Depreciation and amortization expense						(23,823)
General and administrative expenses						(3,476)
Income from operations of properties held for sale						281
Gain on sale of real estate						6,674

Net income						$12,941
Less: Net income attributable to the noncontrolling interests						(52)

Net income attributable to the controlling interests						$12,889

Three months ended June 30, 2008	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$4,790	$19,067	$7,390	$7,930	$7,504	$46,681

Add: Net operating income from non-core properties(4)	(131)	(161)	40	—	—	(252)

Total net operating income(3)	$4,659	$18,906	$7,430	$7,930	$7,504	$46,429
Add/(deduct):
Other income						220
Interest expense						(18,840)
Depreciation and amortization expense						(20,995)
General and administrative expenses						(3,058)
Income from operations of properties held for sale						972
Gain on sale of real estate						15,275

Net income						$20,003
Less: Net income attributable to the noncontrolling interests						(53)

Net income attributable to the controlling interests						$19,950

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Six months ended June 30, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$9,669	$36,360	$14,813	$15,375	$13,916	$90,133

Add: Net operating income from non-core properties(4)	3,520	7,155	124	—	567	11,366

Total net operating income(3)	$13,189	$43,515	$14,937	$15,375	$14,483	$101,499
Add/(deduct):
Other income						659
Interest expense						(38,997)
Gain (loss) on extinguishment of debt						7,064
Depreciation and amortization expense						(47,098)
General and administrative expenses						(6,658)
Income from operations of properties held for sale						698
Gain on sale of real estate						6,674

Net income						$23,841
Less: Net income attributable to the noncontrolling interests						(101)

Net income attributable to the controlling interests						$23,740

Six months ended June 30, 2008	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$9,309	$38,372	$14,615	$16,304	$14,809	$93,409

Add: Net operating income from non-core properties(4)	(359)	(310)	39	—	318	(312)

Total net operating income(3)	$8,950	$38,062	$14,654	$16,304	$15,127	$93,097
Add/(deduct):
Other income						458
Interest expense						(37,740)
Gain (loss) on extinguishment of debt						(8,449)
Depreciation and amortization expense						(41,328)
General and administrative expenses						(6,081)
Income from operations of properties held for sale						2,104
Gain on sale of real estate						15,275

Net income						$17,336
Less: Net income attributable to the noncontrolling interests						(110)

Net income attributable to the controlling interests						$17,226